 For Release
 August 3, 2011
 1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Second Quarter 2011 Results
Revenues up 38% Year-over-Year and 11% sequentially
Adjusted EBITDA up 104% Year-over-Year
EPS $0.16 vs. $0.03 in the 2nd Quarter of 2010

CALABASAS, Calif., August 3, 2011 -- On Assignment, Inc. (NASDAQ: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended June 30, 2011.

Second Quarter 2011 Highlights
-	Revenues for the second quarter of 2011 were $143.7 million, up 38% year-over-year and 11% from the preceding quarter.

-	Gross Margin was 34.0% compared with 33.8% in the second quarter of 2010.

-	Adjusted EBITDA (a non-GAAP measurement defined below) was $14.8 million, up 104% year-over-year.

-	Adjusted EBITDA margin (Adjusted EBITDA as a % of revenues) for the quarter was 10.3% compared with 7.0% in the second quarter of 2010.

-	Net Income was $5.9 million, or $0.16 per diluted share for the quarter compared with $0.9 million, or $0.03 per diluted share, in the second quarter of 2010.

-
Subsequent to the end of the quarter, completed the acquisition of HeathCare Partners, a physician staffing firm based in Atlanta, and announced the appointment of Christian Rutherford as President, Vista Staffing Solutions.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “We are very pleased with our operating results for the quarter and the first half of the year driven by high double digit growth in our IT & Engineering and Life Sciences units. Last year, we reported that we had developed a five year strategic plan to get to $1 billion in revenue and at least $100 million in Adjusted EBITDA. Based on the growth in our business segments and acquisitions completed to date in 2011, we believe we are comfortably ahead of where we need to be at this point in time to achieve this plan. We believe that we have the leadership, infrastructure and client relationships to continue generating strong growth and operating leverage.”

Commenting on the results for the second quarter, Dameris continued, “During the quarter, revenues at both our IT & Engineering and Life Sciences segments grew by more than 55%. While revenue in our Healthcare segment, which resumed growth in the first quarter after over two years of decline, accelerated to double digits, our Physician Staffing segment saw a modest year-over-year decline for the quarter. Exiting the quarter, revenues in our Physician Staffing segment grew year-over-year in June for the first time in 22 months. We anticipate a continued resumption of growth in our Physician Staffing segment in the third quarter based on the trends we experienced subsequent to June. Overall, as evidenced by our second quarter results, our revenue growth carries significant operating leverage, such that our Adjusted EBITDA increased three times faster than our year over year revenue growth.”

Dameris concluded, “We are also excited to have completed the recently announced acquisition of HealthCare Partners, a leading locum tenens and permanent placement healthcare staffing firm. With this acquisition, Vista Staffing Solutions now generates more than $100 million in annual revenue.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our gross margin of 34.0% was the highest second quarter gross margin ever achieved by the company, up 17 basis points from the second quarter of 2010 and 62 basis points from last quarter. In the second quarter of 2011, gross margin in our IT and Engineering division was 35.8%, in Life Sciences it was 34.3%, Healthcare gross margin was 28.3% and Physician staffing gross margin was 33.1%.”

Second Quarter 2011 Results

For the second quarter of 2011, consolidated revenues were $143.7 million, up 37.5% on a year-over-year and up 11.0% on a sequential basis. The company had net income of $5.9 million, or $0.16 per diluted share, compared with a net income of $0.9 million, or $0.03 per diluted share in the second quarter of 2010.

The IT and Engineering segment revenues were $65.3 million, up 58.4% year over year and 8.6% from the first quarter of 2011. Life Sciences segment revenues were $39.6 million, up 55.3% year over year and 20.2% from the first quarter of 2011. Healthcare segment revenues, which include the Nurse Travel and Allied Healthcare lines of business, were $21.7 million, up 12.6% year over year and up 9.5% from the first quarter of 2011.  Nurse Travel revenues were $10.8 million, which includes $0.9 million of revenue generated from supporting a customer that experienced labor disruption during the quarter, up 13.4% from $9.5 million in the second quarter of 2010. The second quarter of 2010 included $2.1 million of revenue related to supporting a customer that experienced labor disruption in that quarter. Revenues in Nurse Travel were up 11.5% from $9.7 million in the first quarter of 2011. Allied Healthcare revenues were $10.9 million, up 11.8% year over year and up 7.6% from the first quarter of 2011. Physician segment revenues were $17.0 million, down 7.7% year over year but up 2.9% from the first quarter of 2011.

SG&A increased by $1.2 million over the first quarter primarily due to higher branch office expenses, mainly commissions on the higher revenue levels and headcount additions to support anticipated high growth in certain segments and the inclusion of Valesta operating results for a full quarter.  This increase was partially offset by a $1.3 million positive income effect of the settlement of an earn-out related to a prior acquisition. Capital expenditures were $2.0 million, amortization of intangibles was $0.6 million and depreciation was $1.7 million.

Third Quarter 2011 Financial Estimates

Based on revenues in the first four weeks of the third quarter of 2011 and taking into account the Company’s normal seasonal operating patterns, the Company’s financial estimates for the quarter ending September 30, 2011 are as follows:

•	Revenues of $155 million to $158 million
•	Gross Margin of approximately 34.1%
•
SG&A of approximately $41.0 million which includes $150,000 in acquisition-related expenses, depreciation of approximately $1.7 million, amortization of approximately $650,000 and approximately $1.7 million in equity-based compensation expense

•	Adjusted EBITDA of $16 million to $17 million
•	Net income of $6.4 million to $7.0 million
•	Earnings per diluted share of $0.17 to $0.19

The estimates above assume no deterioration in the staffing markets On Assignment serves.  The estimates assume year-over-year revenue growth in the mid 40% range for IT and Engineering, the low 40% range for Life Sciences, low double digits for Healthcare and a mid 20% range in Physician Staffing which includes approximately $3.8 million in revenue from the recently completed HealthCare Partners acquisition.

On Assignment will hold its quarterly conference call to discuss its second quarter 2011 financial results this afternoon, Wednesday, August 3, 2011 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 805-4089 or (281) 913-8521 ten minutes before the call. The conference ID number is 82492628. A replay of the conference call can be accessed from approximately 5:30 p.m. Pacific Time Wednesday, August 3, 2011 through Tuesday, August 9, 2011 by dialing (855) 859-2056 or (404) 537-3406 with the conference ID number 82492628.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NASDAQ: ASGN), is a leading global provider of highly skilled, hard-to-find professionals in the growing life sciences, healthcare, and technology sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of approximately 78 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium.  Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges and acquisition related costs), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2011.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 16, 2011 and our quarterly report on from 10Q for the period ending March 31, 2011 as filed with the SEC on May 10, 2011.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	June 30, 2010	March 31, 2011	June 30, 2011	June 30, 2010

Revenues	$143,683	$104,459	$129,438	$273,121	$200,772
Cost of services	94,889	69,163	86,284	181,173	134,653
Gross profit	48,794	35,296	43,154	91,948	66,119
Selling, general and administrative expenses	37,999	31,964	36,755	74,754	61,795
Operating income	10,795	3,332	6,399	17,194	4,324
Interest expense	(784)	(1,607)	(730)	(1,514)	(3,167)
Interest income	4	32	17	21	64
Income before income taxes	10,015	1,757	5,686	15,701	1,221
Income tax provision	4,150	817	2,522	6,672	583
Net income	$5,865	$940	$3,164	$9,029	$638
Earnings per share:
Basic	$0.16	$0.03	$0.09	$0.25	$0.02
Diluted	$0.16	$0.03	$0.08	$0.24	$0.02
Number of shares and share equivalents used to calculate earnings per share:
Basic	36,971	36,427	36,623	36,798	36,394
Diluted	37,718	37,150	37,429	37,623	37,165

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	June 30, 2010	March 31, 2011	June 30, 2011	June 30, 2010
Revenues:
Life Sciences	$39,626	$25,511	$32,957	$72,583	$48,561

Healthcare Staffing	21,736	19,300	19,844	41,580	37,876

Physician Staffing	17,002	18,417	16,518	33,520	37,288

IT and Engineering	65,319	41,231	60,119	125,438	77,047
Consolidated revenues	$143,683	$104,459	$129,438	$273,121	$200,772

Gross profit:
Life Sciences	$13,592	$8,115	$11,270	$24,862	$15,409

Healthcare Staffing	6,157	5,752	5,627	11,784	10,721

Physician Staffing	5,633	6,280	5,299	10,932	12,269

IT and Engineering	23,412	15,149	20,958	44,370	27,720
Consolidated gross profit	$48,794	$35,296	$43,154	$91,948	$66,119

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	June 30, 2010	March 31, 2011	June 30, 2011	June 30, 2010
Cash provided by operations	$6,411	$8,061	$5,778	$12,189	$14,473
Capital expenditures	2,022	1,516	2,650	4,672	2,836

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	June 30, 2011	June 30, 2010	March 31, 2011
Cash and cash equivalents	$19,183	$30,483	$15,821
Accounts receivable, net	80,831	52,237	74,924
Intangible assets, net	246,766	234,405	246,985
Total assets	383,673	351,194	376,179
Current portion of long-term debt	5,000	—	5,000
Current liabilities	60,246	35,827	54,899
Long-term debt	72,250	77,913	73,500
Other long-term liabilities	18,249	9,552	23,159
Stockholders’ equity	232,928	227,902	224,621

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2011		June 30, 2010		March 31, 2011
Net income	$5,865	$0.16	$940	$0.03	$3,164	$0.08
Interest expense, net	780	0.02	1,575	0.04	713	0.02
Income tax provision	4,150	0.11	817	0.02	2,522	0.07
Depreciation	1,686	0.04	1,477	0.04	1,548	0.04
Amortization of intangibles	554	0.02	448	0.01	416	0.01
EBITDA	13,035	0.35	5,257	0.14	8,363	0.22
Equity-based compensation	1,621	0.04	1,885	0.05	1,625	0.04
Acquisition costs expensed	175	―	120	―	552	0.02
Adjusted EBITDA	$14,831	$0.39	$7,262	$0.19	$10,540	$0.28

	Six Months Ended
	June 30, 2011		June 30, 2010
Net income	$9,029	$0.24	$638	$0.02
Interest expense, net	1,493	0.04	3,103	0.08
Income tax provision	6,672	0.18	583	0.01
Depreciation	3,234	0.08	2,902	0.08
Amortization of intangibles	970	0.03	1,073	0.03
EBITDA	21,398	0.57	8,299	0.22
Equity-based compensation	3,246	0.08	3,219	0.09
Acquisition costs expensed	727	0.02	143	―
Adjusted EBITDA	$25,371	$0.67	$11,661	$0.31

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	September 30, 2011
Net income	$6,400	$7,000
Interest expense	800	800
Income tax provision	4,700	5,100
Depreciation and amortization	2,350	2,350
EBITDA	14,250	15,250
Equity-based compensation	1,700	1,700
Acquisition expenses	150	150
Adjusted EBITDA	$16,100	$17,100

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing		IT and Engineering	Consolidated
Revenues:
Q2 2011	$39,626	$10,915	$10,821	$21,736	$17,002		$65,319	$143,683
Q1 2011	$32,957	$10,140	$9,704	$19,844	$16,518		$60,119	$129,438
% Sequential change	20.2%	7.6%	11.5%	9.5%	2.9%		8.6%	11.0%
Q2 2010	$25,511	$9,761	$9,539	$19,300	$18,417		$41,231	$104,459
% Year-over-year change	55.3%	11.8%	13.4%	12.6%	(7.7%	)	58.4%	37.5%

Gross margins:
Q2 2011	34.3%	32.5%	24.2%	28.3%	33.1%		35.8%	34.0%
Q1 2011	34.2%	31.3%	25.2%	28.4%	32.1%		34.9%	33.3%
Q2 2010	31.8%	33.0%	26.5%	29.8%	34.1%		36.7%	33.8%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Three Months Ended
	June 30, 2011		March 31, 2011
Percentage of revenues:
Top ten clients	7.8%		7.0%
Direct hire/conversion	3.1%		3.3%

Bill rate:
% Sequential change	(0.4%	)	2.2%
% Year-over-year change	4.6%		6.3%

Bill/Pay spread:
% Sequential change	0.9%		2.7%
% Year-over-year change	6.1%		5.3%

Average headcount:
Contract professionals (CP)	4,421		4,092
Staffing consultants (SC)	776		758

Productivity:
Gross profit per SC	$63,000		$57,000